Frontier Communications
                                                     3 High Ridge Park
                                                     Stamford, CT 06905
                                                     203.614.5600
                                                     www.Frontier.com
Contact:
David Whitehouse
Senior Vice President & Treasurer
203.614.5708
david.whitehouse@frontiercorp.com

              Frontier Communications Reports Solid Fourth-Quarter
                         and Full Year Results for 2008

          *    2008 full year free cash flow of $493 million
          *    2008 full year operating cash flow margin of 54%
          *    2008 full year dividend payout ratio of 65%
          *    Continued strong operating income and cash flow margins
          *    Data and internet services revenue up 11% year over year

Stamford, Conn., February 25, 2009 -- Frontier Communications (NYSE:FTR) today reported fourth-quarter 2008 revenue of $547.4 million, operating income of $151.9 million and net income of $34.3 million.

"Frontier delivered another solid quarter of financial and operating results," said Maggie Wilderotter, Frontier Communications Chairman and CEO. "Despite the continued economic uncertainty in our markets, our fundamental approach to how we run our business; focusing on customer revenue growth, increasing customer loyalty, delivering best in class margins, and creating long term value for shareholders has not changed. Furthermore, consistent with the guidance we gave twelve months ago, we delivered full year operating cash flow margins of 54%, free cash flow of $493 million and a comfortable dividend payout ratio of 65% which demonstrates our ability to execute on our strategy and deliver promised results. Most important, our Q1 2009 marketing promotions are delivering strong results for both video and high speed bundle sales. We are off to a solid start for the year."

Revenue for the fourth quarter of 2008 was $547.4 million compared to $577.2 million in the fourth quarter of 2007, a 5 percent decrease. Revenue declined as a result of lower access lines, partially offset by a 5 percent increase in data and internet services revenue. Despite the decline in access lines, our customer revenue, which is all revenue except switched access and subsidy, has declined by less than 3 percent. The monthly customer revenue per access line has increased approximately $2.91, or 5%, over the prior year's fourth quarter while the monthly total revenue per access line has increased $1.49, or 2%, over the same period, as the Company has continued to successfully sell additional products and services, partially offset by reductions in regulatory revenue.

Other operating expenses and network access expenses for the fourth quarter of 2008 were $256.6 million as compared to $257.2 million in the fourth quarter of 2007, a 0.2 percent decrease. Expenses in the fourth quarter of 2007 were favorably impacted by a pension curtailment gain of $14.4 million, resulting from the freeze placed on certain pension benefits of the former Commonwealth Telephone Enterprises, Inc. employees. Excluding the non-cash gain in 2007, other operating expenses and network access expenses declined $15.0 million, or 5.5%, in 2008.

Operating income for the fourth quarter of 2008 was $151.9 million and operating income margin was 27.8 percent compared to operating income of $174.9 million and operating income margin of 30.3 percent in the fourth quarter of 2007. The fourth quarter 2008 decrease of $23.0 million is primarily the result of the reduction in revenue, partially offset by lower expenses.

The Company lost approximately 42,100 access lines during the fourth quarter of 2008 and had 2,254,300 access lines at December 31, 2008.

The Company added approximately 8,500 net High-Speed Internet customers during the fourth quarter of 2008 and had 579,900 High-Speed Internet customers at December 31, 2008. The Company added approximately 7,600 video customers during the fourth quarter of 2008 and had 119,900 video customers at December 31, 2008.

Capital expenditures were $84.1 million for the fourth quarter of 2008 and $288.3 million for the full year of 2008.

Free cash flow was $109.1 million for the fourth quarter of 2008 and $493.2 million for the full year of 2008. The Company's dividend represents a payout of 65 percent of free cash flow for the full year of 2008.

During the fourth quarter of 2008, the Company repurchased 327,700 shares of its common stock for $3.8 million. The Company completed its $200 million authorized share repurchase program on October 3, 2008 through the repurchase of 17,778,000 shares of its common stock during the full year of 2008.

For the full year of 2009, the Company expects that its capital expenditures will be within a range of $250.0 million to $270.0 million and its free cash flow will be within a range of $460.0 million to $485.0 million.

The Company's next regular quarterly cash dividend of $0.25 per share of common stock will be paid on March 31, 2009 to shareholders of record on March 9, 2009. The Company expects that dividends paid to stockholders in 2009 will be treated as dividends for federal income tax purposes. Shareholders are encouraged to consult with their tax advisors.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

                                     -MORE-

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and
(iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations, and its divisions measure performance and report to management based upon these measures. In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude $38.7 million in access revenue for the favorable impact of the one-time carrier dispute settlement in the full year of 2007, $14.4 million in pension curtailment gain in the fourth quarter and full year of 2007, $7.6 million and $13.9 million of severance and early retirement costs in the full years of 2008 and 2007, respectively, $4.0 million of severance and early retirement costs in the fourth quarter of 2008, $2.1 million and $0.8 million of legal settlement costs and related expenses in the full years of 2008 and 2007, respectively, and $1.2 million and $0.8 million of legal settlement costs and related expenses in the fourth quarters of 2008 and 2007, respectively, because the Company believes that the magnitude of such revenues in 2007 is unusual, and that the magnitude of such gains and costs in the fourth quarter and full year of 2007 materially exceeds the comparable gains and costs in the fourth quarter and full year of 2008.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The Company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the Company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.


                                     -MORE-

About Frontier Communications
Frontier Communications Corporation (NYSE:FTR) offers telephone, video and internet services in 24 states with approximately 5,700 employees. More information is available at www.frontier.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and High-Speed Internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability of, and/or increase the cost of financing; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning in 2010; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of significantly increased cash taxes in 2009 and thereafter; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms and other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                       ###

TABLES TO FOLLOW

                       Frontier Communications Corporation
                         Consolidated Financial Data (1)





                                                     For the quarter ended                    For the year ended
                                                         December 31,                             December 31,
                                                   --------------------------             ---------------------------------
 (Amounts in thousands, except                                                     %                                             %
    per share amounts)                                 2008          2007        Change       2008             2007          Change
                                                   -------------------------------------- ------------------------------------------

Income Statement Data
  Revenue                                            $547,392      $ 577,228       -5%     $2,237,018      $ 2,288,015 (2)    -2%
                                                   -----------   ------------             ------------    -------------

  Network access expenses                              54,988         66,601      -17%        222,013          228,242        -3%
  Other operating expenses                            201,655        190,580        6%        810,748          808,501         0%
  Depreciation and amortization                       138,815        145,156       -4%        561,801          545,856         3%
                                                   -----------   ------------             ------------    -------------
  Total operating expenses                            395,458        402,337       -2%      1,594,562        1,582,599         1%
                                                   -----------   ------------             ------------    -------------

  Operating income                                    151,934        174,891      -13%        642,456          705,416        -9%
  Investment and other income, net (3)                  2,874          7,276      -61%          9,334           17,948       -48%
  Interest expense                                     90,731         92,925       -2%        362,634          380,696        -5%
                                                   -----------   ------------             ------------    -------------
  Income before income taxes                           64,077         89,242      -28%        289,156          342,668       -16%
  Income tax expense                                   29,779         30,229       -1%        106,496          128,014       -17%
                                                   -----------   ------------             ------------    -------------
Net income available for common shareholders         $ 34,298      $  59,013      -42%     $  182,660      $   214,654       -15%
                                                   ===========   ============             ============    =============

Weighted average shares outstanding                   309,634        327,028       -5%        317,501          331,037        -4%

Basic net income per share attributable to
     common shareholders (4)                         $   0.11      $    0.18      -39%     $     0.58      $      0.65 (2)   -11%

Other Financial Data
Capital expenditures                                 $ 84,065      $ 113,152      -26%     $  288,264      $   315,793        -9%
Operating cash flow (5)                               295,961        306,451       -3%      1,213,967        1,212,883         0%
Free cash flow (5)                                    109,079        104,387        4%        493,197          528,005        -7%
Dividends paid                                         77,835         81,941       -5%        318,437          336,025        -5%
Dividend payout ratio (6)                                 71%            78%       -9%            65%              64%         2%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2) Includes the $38.7 million favorable impact of a carrier dispute settlement, representing $.07 per share.
(3) Includes premium on debt repurchases of $6.3 million and $18.2 million for the years ended December 31, 2008 and 2007, respectively, and $4.1 million for bridge loan fee for the year ended December 31, 2007.
(4)  Calculated based on weighted average shares outstanding.
(5) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(6)  Represents dividends paid divided by free cash flow.

                       Frontier Communications Corporation
                  Consolidated Financial and Operating Data (1)

                                                      For the quarter ended                    For the year ended
                                                          December 31,                             December 31,
                                                   --------------------------     %      -------------------------------       %
(Amounts in thousands, except operating data)        2008           2007        Change       2008             2007          Change
                                                   ------------------------------------  -------------------------------------------

Select Income Statement Data
Revenue
     Local services                                $  205,783    $  219,977       -6%    $  848,393       $   875,762          -3%
     Data and internet services                       153,931       147,292        5%       605,615           543,764          11%
     Access services                                   96,337       113,881      -15%       404,713           479,462  (2)    -16%
     Long distance services                            42,799        45,313       -6%       182,559           180,525           1%
     Directory services                                27,523        28,910       -5%       113,347           114,586          -1%
     Other                                             21,019        21,855       -4%        82,391            93,916         -12%
                                                   -----------  ------------             -----------    --------------
Total revenue                                         547,392       577,228       -5%     2,237,018         2,288,015          -2%
                                                   -----------  ------------             -----------    --------------
Expenses
     Network access expenses                           54,988        66,601      -17%       222,013           228,242          -3%
     Other operating expenses (3)                     201,655       190,580        6%       810,748           808,501           0%
     Depreciation and amortization                    138,815       145,156       -4%       561,801           545,856           3%
                                                   -----------  ------------             -----------    --------------
Total operating expenses                              395,458       402,337       -2%     1,594,562         1,582,599           1%
                                                   -----------  ------------             -----------    --------------
Operating Income                                   $  151,934    $  174,891      -13%    $  642,456       $   705,416          -9%
                                                   ===========  ============             ===========    ==============
Other Financial and Operating Data
Revenue:
        Residential                                $  225,107    $  240,236       -6%    $  944,786       $   958,453          -1%
        Business                                      225,948       223,111        1%       887,519           850,100           4%
                                                   -----------  ------------             -----------    --------------
               Total customer revenue                 451,055       463,347       -3%     1,832,305         1,808,553           1%
        Regulatory (Access services)                   96,337       113,881      -15%       404,713           479,462         -16%
                                                   -----------  ------------             -----------    --------------
Total revenue                                      $  547,392    $  577,228       -5%    $2,237,018       $ 2,288,015          -2%
                                                   ===========  ============             ===========    ==============

Access lines:
        Residential                                 1,454,268     1,587,930       -8%     1,454,268         1,587,930          -8%
        Business                                      800,065       841,212       -5%       800,065           841,212          -5%
                                                   -----------  ------------             -----------    --------------
Total access lines                                  2,254,333     2,429,142       -7%     2,254,333         2,429,142          -7%
                                                   ===========  ============             ===========    ==============

Other data:
     Employees                                          5,671         5,939       -5%         5,671             5,939          -5%
     High-Speed Internet (HSI) subscribers(4)         579,943       522,845       11%       579,943           522,845          11%
     Video subscribers                                119,919        93,596       28%       119,919            93,596          28%
     Switched access minutes of use (in millions)       2,365         2,605       -9%        10,027            10,592          -5%
     Average monthly total revenue per
        access line                                $    80.19    $    78.70        2%    $    83.05   (5) $     79.94  (6)      4%
     Average monthly customer revenue per
        access line                                $    66.08    $    63.17        5%    $    68.65   (5) $     65.00  (5)      6%

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2)  Includes  the  $38.7  million   favorable   impact  of  a  carrier  dispute
     settlement.
(3) Includes severance and early retirement costs of $4.0 million for the quarter ended December 31, 2008, and $7.6 million and $13.9 million for the years ended December 31, 2008 and 2007, respectively. Includes pension curtailment gain of $14.4 million for the quarter and year ended December 31, 2007. Includes legal settlement costs and related expenses of $1.2 million and $0.8 million for the quarters ended December 31, 2008 and 2007, respectively, and $2.1 million and $0.8 million for the years ended December 31, 2008 and 2007, respectively.
(4) High-Speed Internet subscribers as of October 1, 2008 have been revised by 516 to 571,430, arising from the CARS billing system conversion.
(5) For the years ended December 31, 2008 and 2007, the calculations exclude CTE and GVN data.
(6) For the year ended December 31, 2007, the calculation excludes CTE and GVN data and excludes the $38.7 million favorable one-time impact from the first quarter 2007 settlement of a switched access dispute. The amount is $81.50 with the $38.7 million favorable one-time impact from the settlement.


                  Frontier Communications Corporation
             Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)

                                                                         December 31, 2008        December 31, 2007
                                                                        --------------------      -------------------
                                      ASSETS
                                      ------
Current assets:
    Cash and cash equivalents                                                   $   163,627              $   226,466
    Accounts receivable and other current assets                                    304,332                  297,688
                                                                        --------------------      -------------------
      Total current assets                                                          467,959                  524,154

Property, plant and equipment, net                                                3,239,973                3,335,244

Other long-term assets                                                            3,180,744                3,396,671
                                                                        --------------------      -------------------
           Total assets                                                         $ 6,888,676              $ 7,256,069
                                                                        ====================      ===================

                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------
Current liabilities:
    Long-term debt due within one year                                          $     3,857              $     2,448
    Accounts payable and other current liabilities                                  378,918                  443,443
                                                                        --------------------      -------------------
      Total current liabilities                                                     382,775                  445,891

Deferred income taxes and other liabilities                                       1,265,171                1,075,382
Long-term debt                                                                    4,721,685                4,736,897
Shareholders' equity                                                                519,045                  997,899
                                                                        --------------------      -------------------
           Total liabilities and shareholders' equity                           $ 6,888,676              $ 7,256,069
                                                                        ====================      ===================

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.


                       Frontier Communications Corporation
                         Consolidated Cash Flow Data (1)

                             (Amounts in thousands)

                                                                             For the year ended December 31,
                                                                         -----------------------------------------
                                                                               2008                   2007
                                                                         -----------------     -------------------

Cash flows provided by (used in) operating activities:
Net income                                                                      $ 182,660             $   214,654
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                        561,801                 545,856
     Stock based compensation expense                                               7,788                   9,022
     Loss on extinguishment of debt                                                 6,290                  20,186
     Other non-cash adjustments                                                    (7,044)                 (7,598)
     Deferred income taxes                                                         33,967                  81,011
     Legal settlement                                                                   -                  (7,905)
     Change in accounts receivable                                                  9,746                  (4,714)
     Change in accounts payable and other liabilities                             (52,047)                (36,257)
     Change in other current assets                                                (3,895)                  7,428
                                                                         -----------------     -------------------
Net cash provided by operating activities                                         739,266                 821,683

Cash flows provided from (used by) investing activities:
     Capital expenditures                                                        (288,264)               (315,793)
     Cash paid for acquisitions, net                                                    -                (725,548)
     Other assets (purchased) distributions received, net                           5,489                   6,629
                                                                         -----------------     -------------------
Net cash used by investing activities                                            (282,775)             (1,034,712)

Cash flows provided from (used by) financing activities:
     Long-term debt borrowings                                                    135,000                 950,000
     Long-term debt payments                                                     (142,480)               (946,070)
     Settlement of interest rate swaps                                             15,521                       -
     Financing costs paid                                                            (857)                (12,196)
     Premium paid to retire debt                                                   (6,290)                (20,186)
     Issuance of common stock                                                       1,398                  13,808
     Common stock repurchased                                                    (200,000)               (250,000)
     Dividends paid                                                              (318,437)               (336,025)
     Repayment of customer advances for construction                               (3,185)                   (942)
                                                                         -----------------     -------------------
Net cash used by financing activities                                            (519,330)               (601,611)

Decrease in cash and cash equivalents                                             (62,839)               (814,640)
Cash and cash equivalents at January 1,                                           226,466               1,041,106
                                                                         -----------------     -------------------

Cash and cash equivalents at December 31,                                       $ 163,627             $   226,466
                                                                         =================     ===================

Cash paid during the period for:
     Interest                                                                   $ 365,858             $   364,381
     Income taxes                                                               $  78,878             $    54,407


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.

                                                                                                            Schedule A

           Reconciliation of Non-GAAP Financial Measures (1)


                                                        For the quarter ended December 31,    For the year ended December 31,
                                                      -----------------------------------   ----------------------------------
    (Amounts in thousands)                                  2008              2007               2008              2007
                                                      -----------------  ----------------   ---------------  -----------------

    Net Income to Free Cash Flow;
    ------------------------------
       Net Cash Provided by Operating Activities
       -----------------------------------------

    Net income                                               $  34,298         $  59,013         $ 182,660          $ 214,654

     Add back:

        Depreciation and amortization                          138,815           145,156           561,801            545,856

        Income tax expense                                      29,779            30,229           106,496            128,014

        Stock based compensation                                (1,423)            1,213             7,788              9,022

     Subtract:
        Cash paid for income taxes                               8,704               737            78,878             54,407

        Pension curtailment gain (non-cash)                          -            14,379                 -             14,379
        Other income (loss), net (2)                              (379)            2,956            (1,594)           (15,038)

        Capital expenditures                                    84,065           113,152           288,264            315,793

                                                      -----------------  ----------------   ---------------  -----------------
    Free cash flow                                             109,079           104,387           493,197            528,005  (3)

     Add back:
        Deferred income taxes                                   45,007            26,887            33,967             81,011

        Non-cash (gains)/losses, net                            (1,355)          (18,990)            7,034             21,610

        Other income (loss), net (2)                              (379)            2,956            (1,594)           (15,038)

        Pension curtailment gain (non-cash)                          -            14,379                 -             14,379

        Cash paid for income taxes                               8,704               737            78,878             54,407

        Capital expenditures                                    84,065           113,152           288,264            315,793

     Subtract:
        Changes in current assets and liabilities              (25,411)          (56,353)           46,196             41,448

        Income tax expense                                      29,779            30,229           106,496            128,014

        Stock based compensation                                (1,423)            1,213             7,788              9,022

                                                      -----------------  ----------------   ---------------  -----------------
    Net cash provided by operating activities                $ 242,176         $ 268,419         $ 739,266          $ 821,683
                                                      =================  ================   ===============  =================


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2) Includes premium on debt repurchases of $6.3 million and $18.2 million for the years ended December 31, 2008 and 2007, respectively, and $4.1 million for bridge loan fee for the year ended December 31, 2007.
(3)  Includes  the  $38.7  million   favorable   impact  of  a  carrier  dispute
     settlement.

            Reconciliation of Non-GAAP Financial Measures (1)                                                       Schedule B

(Amounts in thousands)              For the quarter ended December 31, 2008            For the quarter ended December 31, 2007
                              -------------------------------------------------- --------------------------------------------------
                                            Severance
                                            and Early      Legal                               Pension       Legal
Operating Cash Flow and           As        Retirement   Settlement       As         As       Curtailment  Settlement       As
 Operating Cash Flow Margin    Reported       Costs        Costs       Adjusted   Reported       Gain        Costs       Adjusted
                              ------------ ------------  ----------- ----------- ------------ ----------- ------------ ------------
Operating Income                 $151,934     $ (4,000)    $ (1,212)   $157,146   $ 174,891    $ 14,379      $  (783)    $ 161,295

 Add back:
     Depreciation and
       amortization               138,815            -            -     138,815     145,156           -            -       145,156
                              -----------  ------------  ----------- ----------- -----------  ----------- ------------ ------------
Operating cash flow              $290,749     $ (4,000)    $ (1,212)   $295,961   $ 320,047    $ 14,379      $  (783)    $ 306,451
                              ===========  ============  =========== =========== ===========  =========== ============ ============
Revenue                          $547,392                              $547,392   $ 577,228                              $ 577,228
                              ===========                            =========== ===========                           ============
Operating income margin
 (Operating income
    dividend by revenue)            27.8%                                 28.7%       30.3%                                  27.9%
                              ===========                            =========== ===========                           ============
Operating cash flow margin
 (Operating cash flow
   dividend by revenue)             53.1%                                 54.1%       55.4%                                  53.1%
                              ===========                            =========== ===========                           ============

                                      For the year ended December 31, 2008
                              ---------------------------------------------------
                                             Severance
                                             and Early      Legal
Operating Cash Flow and           As         Retirement   Settlement       As
 Operating Cash Flow Margin    Reported        Costs        Costs       Adjusted
                              ----------- ------------  ----------- -------------
Operating Income               $  642,456    $ (7,597)    $ (2,113)   $  652,166

 Add back:
     Depreciation and
       amortization               561,801           -            -       561,801
                              ----------- ------------  ----------- -------------
Operating cash flow            $1,204,257    $ (7,597)    $ (2,113)   $1,213,967
                              =========== ============  =========== =============
Revenue                        $2,237,018                             $2,237,018
                              ===========                           =============
Operating income margin
 (Operating income
   dividend by revenue)             28.7%                                  29.2%
                              ===========                           =============
Operating cash flow margin
 (Operating cash flow
    dividend by revenue)            53.8%                                  54.3%
                              ===========                           =============

                                                   For the year ended December 31, 2007
                             -----------------------------------------------------------------------------------
                                                        Severance
                                            Carrier     and Early     Pension         Legal
Operating Cash Flow and           As        Dispute     Retirement  Curtailment     Settlement         As
 Operating Cash Flow Margin    Reported    Settlement     Costs         Gain          Costs         Adjusted
                             ------------- ----------- ------------ -------------  -------------  --------------
Operating Income             $  705,416     $ 38,700    $ (13,874)     $ 14,379         $ (816)    $   667,027

 Add back:
     Depreciation and
       amortization             545,856            -            -             -              -         545,856
                             ------------- ----------- ------------ -------------  -------------  --------------

Operating cash flow          $1,251,272     $ 38,700    $ (13,874)     $ 14,379         $ (816)    $ 1,212,883
                             ============= =========== ============ =============  =============  ==============
Revenue                      $2,288,015     $ 38,700                                               $ 2,249,315
                             ============= ===========                                            ==============
Operating income margin
  (Operating income
    dividend by revenue)          30.8%                                                                 29.7%
                             =============                                                        ==============
Operating cash flow margin
  (Operating cash flow
    dividend by revenue)          54.7%                                                                 53.9%
                             =============                                                        ==============

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
                                       6